RULE PROVISION NOTICE

FORM 25-NSE - EXHIBIT 99.25

Exchange:          Cboe BZX Exchange, Inc.
Issuer:            Themes ETF Trust
Class of Security: Leverage Shares 2X Long HON Daily ETF
Ticker Symbol:     HONG

Rule Provision:    17 CFR 240.12d2-2(a)(2)
Delisting Type:    Voluntary

Suspension Date:                  October 20, 2026
Delisting Effective Date:        November 3, 2026
Liquidation (Redemption) Date:   October 22, 2026

Cboe BZX Exchange, Inc. notifies the Securities and Exchange Commission of the removal of the above class of securities from listing and registration on the Exchange pursuant to 17 CFR 240.12d2-2(a)(2), effective November 3, 2026.